Exhibit 99.1

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7600	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Reports Second-Quarter 2007 Financial Results

Company Lowers Operating Expenses and Improves Profitability

On Flat Revenue; Revises 2007 Outlook

WALTHAM, MA, August 9, 2007 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced its financial results for the quarter ended June 30, 2007.

Mac-Gray reported second-quarter 2007 revenues of $69.2 million compared with second-quarter 2006 revenues of $69.0 million.  Net income for the second quarter of 2007 was $768,000, or $0.06 per diluted share, compared with second-quarter 2006 net income of $409,000, or $0.03 per diluted share.  Net income for the second quarter of 2007 includes a pre-tax gain on the change in value of derivative instruments of $516,000.  Second-quarter 2006 net income included a pre-tax gain on the change in value of derivative instruments of $383,000.  Excluding these items from both periods, net income, as adjusted, for the second quarter of 2007 was $465,000, or $0.03 per diluted share, compared with net income, as adjusted, of $180,000, or $0.01 per diluted share, for the second quarter of 2006.

For the second quarter of 2007, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $13.9 million, compared with $13.0 million in the year-earlier quarter.  EBITDA, as adjusted, increased 6% to $13.4 million from $12.6 million in the second quarter of 2006.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income to net income, as adjusted, as well as EBITDA and EBITDA, as adjusted.

Six-Month Results

For the six months ended June 30, 2007, Mac-Gray reported revenue of $140.7 million, an increase of 3% from revenue of $136.7 million for the first six months of 2006.  Net income for the first half of 2007 was $2.0 million, or $0.15 per diluted share, compared with $2.2 million, or $0.16 per diluted share, for the first half of 2006.  Excluding pre-tax gains related to derivative instruments of $252,000 in the first six months of 2007, and $925,000 in the first six months of 2006, adjusted net income for the six months ended June 30, 2007 was $1.9 million, or $0.14 per

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diluted share, compared with $1.6 million, or $0.12 per diluted share, for the comparable period in 2006.

For the first six months of 2007, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $28.6 million, compared with $27.7 million in the year-earlier period.  EBITDA, as adjusted, for items previously mentioned was $28.3 million, up 6% from $26.8 million in the first six months of 2006.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income to net income, as adjusted, EBITDA and EBITDA, as adjusted.

Comments on the Second Quarter and Six-Month Results

“Our results for the second quarter of 2007 were mixed,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer. “We experienced some softness in a number of our southern and southwestern markets within our core laundry facilities management business.  Our revenues for the quarter in that business were flat, offset by increased commercial laundry equipment sales.

“However, we carefully managed our expenses to achieve a 6% increase in income from operations, slightly offsetting the temporary softness in revenue during the quarter.  On the strength of cost controls our EBITDA and adjusted EBITDA for the quarter were both up approximately 6% as well, despite the flat revenue.  Our business model continued to generate significant cash flow in the quarter.  As a result, excluding what we used for acquisitions, we reduced our debt by approximately $8 million in the first half of the year even while our internal, organic growth slightly exceeded that of 2006.

“Within our core laundry facilities management business, we believe the year-over-year decline in some of our markets was due to a variety of factors, primarily lower apartment occupancy rates, condo conversions, and renovations.  While each particular market in our business has its own factors that create multi-housing characteristics, these factors collectively affected the apartment occupancy rates, and consequently, the usage rates of our equipment across several of our southern and southwestern branches. Nevertheless, despite the current issues in the housing sector of the economy, we do not consider these factors to be permanent.

“Product Sales in the second quarter were driven by a nearly 40% increase in commercial laundry equipment sales, which is up more than 20% year-to-date.  MicroFridge revenue was down approximately 14% in the second quarter but increased more than 12% in the first six months of 2007.  Overall, Product Sales has performed exceptionally well in the first half of 2007, registering a 15% increase over the first six months of 2006.  We currently expect that our Product Sales businesses will exceed their 2006 revenues and profits, but not by the exceptional growth rates experienced in the first six months of 2007.

Acquisition of Hof Service Company

In a separate press release issued this morning, the Company announced that it has acquired Hof Service Company.  Based in Beltsville, Maryland, with a branch office in Tidewater, Virginia,

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Hof is a well-established and highly respected laundry facilities management contractor, and commercial distributor, serving Washington, D.C., Baltimore, and the Virginia markets.

Business Outlook and Financial Guidance

“We remain optimistic about the second half of 2007, which includes the upcoming academic season.  Within our core laundry facilities management business, we are currently evaluating what steps can be taken within individual markets to address temporary softness in apartment occupancy.  Now that the Hof acquisition is completed, we continue to see other excellent acquisition opportunities to supplement our growth and continue to leverage our existing infrastructure.

“For Product Sales, we anticipate our usual quarterly variability, but our double-digit growth and incremental margin improvements in the first six months have us on track for a record year in that segment,” concluded MacDonald.

Based on current market conditions, and giving the effect of the Hof acquisition but exclusive of any further potential acquisitions, the Company is changing its previously announced outlook for 2007 including: laundry facilities management revenue in the range of $240 million to $250 million, up from a previous range of $230 million to $250 million; Product Sales revenue in the range of $45 million to $50 million, up from a previous range of $43 million to $47 million; and capital expenditures in the range of $30 million to $34 million, including laundry facilities management contract incentives, up from a previous range of $29 million to $33 million.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to vacancy rates.  These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, provide a business and financial outlook, and answer questions.  To hear a live broadcast of the call, log onto www.macgray.com or dial (719) 457-2679 or (800) 500-0177 prior to the call.

You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website at www.macgray.com.

Use of Non-GAAP Measures

In this release we use non-GAAP financial measures including adjusted net income, EBITDA and adjusted EBITDA.  We define EBITDA as net income before interest expense, provision for income taxes, and depreciation and amortization expense.  Adjusted net income, EBITDA and EBITDA as adjusted to exclude the items described above are not measures of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our

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liquidity.  Our management believes adjusted net income, EBITDA, and adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses adjusted net income, EBITDA and adjusted EBITDA to evaluate the Company’s historical and prospective financial performance, to set internal revenue targets and spending budgets, to measure operational profitability and the accuracy of forecasting, and as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain its business.  In addition, our measures of EBITDA and adjusted EBITDA are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on its GAAP results and by using EBITDA and adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the management of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry facilities under long-term leases.  These leases typically grant Mac-Gray the exclusive contract rights to laundry facilities on the lessor’s premises for a fixed term, which is generally 7 to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 58,000 multi-housing laundry facilities located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal

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government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also markets Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry™ Solutions, Intelligent Laundry™ Systems, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s current expectations regarding its Hof acquisition, its financial results for the full-year 2007, potential acquisitions, and growth prospects.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to identify and successfully acquire laundry facility business, successfully integrate acquired assets and operations, and service the increased debt incurred to finance acquisitions, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

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MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007

Revenue	$69,019	$69,215	$136,717	$140,689
Cost of revenue:
Cost of facilities management revenue	37,952	37,862	76,386	77,017
Depreciation and amortization	8,566	9,057	16,717	18,101
Cost of products sold	9,696	9,786	16,558	18,238
Total cost of revenue	56,214	56,705	109,661	113,356

Gross margin	12,805	12,510	27,056	27,333

Operating expenses:
Selling, general and administration expenses	9,086	8,609	17,666	18,024
(Gain) loss on sale or disposal of assets, net	21	(12)	115	(124)
Total operating expenses	9,107	8,597	17,781	17,900

Income from operations	3,698	3,913	9,275	9,433

Interest expense, net	3,397	3,122	6,581	6,258
Gain related to derivative instruments	(383)	(516)	(925)	(252)
Income before provision for income taxes	684	1,307	3,619	3,427
Provision for income taxes	275	539	1,456	1,405
Net income	$409	$768	$2,163	$2,022
Net income per common share—basic	$0.03	$0.06	$0.17	$0.15
Net income per common share—diluted	$0.03	$0.06	$0.16	$0.15
Weighted average common shares outstanding—basic	12,984	13,185	12,964	13,159
Weighted average common shares outstanding—diluted	13,444	13,668	13,411	13,620

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	June 30,
	2006	2007

Assets
Current assets:
Cash and cash equivalents	$11,994	$10,778
Trade receivables, net of allowance for doubtful accounts	9,176	8,337
Inventory of finished goods	7,237	8,106
Prepaid expenses, facilities management rent and other current assets	13,912	13,106
Total current assets	42,319	40,327
Property, plant and equipment, net	118,654	118,205
Goodwill	38,454	38,454
Intangible assets, net	125,543	125,427
Prepaid expenses, facilities management rent and other assets	14,034	14,031
Total assets	$339,004	$336,444

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of capital lease obligations	$1,245	$1,376
Trade accounts payable and accrued expenses	21,892	19,863
Accrued facilities management rent	16,527	14,786
Deferred revenues and deposits	591	77
Total current liabilities	40,255	36,102
Long-term debt and capital lease obligations	175,823	173,295
Deferred income taxes	29,620	29,937
Other liabilities	1,666	943
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 13,077,694 outstanding at December 31, 2006, and 13,443,754 issued and 13,214,456 outstanding at June 30, 2007)	134	134
Additional paid in capital	70,553	71,769
Accumulated other comprehensive income	183	112
Retained earnings	24,571	26,533
	95,441	98,548
Less: common stock in treasury, at cost (366,060 shares at December 31, 2006 and 229,298 shares at June 30, 2007)	(3,801)	(2,381)
Total stockholders’ equity	91,640	96,167
Total liabilities and stockholders’ equity	$339,004	$336,444

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007

Net income, as reported	$409	$768	$2,163	$2,022

Income before provision for income taxes, as reported	$684	$1,307	$3,619	$3,427
Gain related to derivative instruments(1)	(383)	(516)	(925)	(252)
Income before provision for income taxes, as adjusted	301	791	2,694	3,175
Provision for income taxes, as adjusted	121	326	1,084	1,302

Net income, as adjusted	$180	$465	$1,610	$1,873

Diluted earnings per share, as adjusted	$0.01	$0.03	$0.12	$0.14

(1)          Represents the unrealized gain on interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007

Net income	$409	$768	$2,163	$2,022

Interest expense, net	3,397	3,122	6,581	6,258
Provision for income taxes	275	539	1,456	1,405
Depreciation and amortization	8,949	9,450	17,481	18,886

EBITDA	13,030	13,879	27,681	28,571

Gain related to derivative instruments(1)	(383)	(516)	(925)	(252)

EBITDA, as adjusted	$12,647	$13,363	$26,756	$28,319

(1)          Represents the unrealized gain on interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is EBITDA further adjusted to exclude the item described in the table above. We have excluded this item because we believe it is not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and Adjusted EBITDA as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and Adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our 2005 senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

(continued)

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.